Sabre announces future margin growth expectations and reports continued improvement in 2021 results

2021 Business highlights:
•Welcomed dynamic travel leader, Kurt Ekert, as Sabre's President
•Travel recovery trends continued to improve during the fourth quarter
•Expanded partnership with American Express Global Business Travel
•Exceeded 2021 technology transformation milestones including moving 18% of mid-range workloads to Google Cloud
•Ended the year with cash balance of $1.0 billion

2021 Financial results:
•Revenue totaled $501 million in the fourth quarter and $1.7 billion for the full year
•Net loss attributable to common stockholders totaled $192 million in the fourth quarter and $950 million for the full year
•Net loss attributable to common stockholders per share totaled $0.60 in the fourth quarter and $2.96 for the full year
•Adjusted EPS totaled ($0.47) in the fourth quarter and ($2.21) for the full year

SOUTHLAKE, Texas – February 15, 2022 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter and year ended December 31, 2021.

"Despite the challenges that the COVID-19 pandemic presented, our team maintained a laser-focus on our strategic initiatives and rapidly advanced our technology transformation while providing excellent support to our customers," said Sean Menke, CEO.

"In addition to benefiting from the continued recovery in global business, we are excited about our growth opportunities. In the short run, we expect strong revenue growth and improving financial performance as the global travel industry continues its expected recovery. Over the medium term, the realization of our technology transformation and cloud migration are expected to unlock significant savings and expand revenue opportunities. By 2025, we expect to exceed pre-COVID-19 levels for Adjusted EBITDA, Adjusted EBITDA margin, operating income and Free Cash Flow."

Q4 2021 Financial Summary

Sabre consolidated fourth quarter revenue totaled $501 million, a 60% improvement versus $314 million in the fourth quarter of 2020. The increase in revenue was driven by an increase in global air, hotel and other travel bookings due to continued recovery from the COVID-19 pandemic.

Operating loss was $126 million, a significant improvement versus operating loss of $220 million in the fourth quarter of 2020. The improvement in operating results was driven by increased revenue due to the continued recovery from the COVID-19 pandemic, lower depreciation and amortization and a decrease in provision for expected credit losses. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends, increased labor and professional service expenses and an increase in legal costs due to ongoing litigation.

Net loss attributable to common stockholders totaled $192 million, an improvement versus net loss of $325 million in the fourth quarter of 2020. Diluted net loss attributable to common stockholders per share (EPS) totaled $0.60, versus diluted net loss attributable to common stockholders per share of $1.02 in the fourth quarter of 2020. The improvement in net income attributable to common stockholders was driven by the items impacting operating loss described above, as well as lower tax expense and an $11 million reduction in loss on extinguishment of debt.

Adjusted EBITDA was negative $26 million, an improvement versus Adjusted EBITDA of negative $101 million in the fourth quarter of 2020. The improvement in Adjusted EBITDA was driven by increased revenue due to the continued recovery from the COVID-19 pandemic and a decrease in provision for expected credit losses. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends and increased labor and professional service expenses.

Adjusted Operating Loss was $68 million, an improvement versus Adjusted Operating Loss of $169 million in the fourth quarter of 2020. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.47), an improvement versus ($0.80) in the fourth quarter of 2020.

With regards to Sabre's fourth quarter 2021 cash flows (versus prior year):
•Cash used in operating activities totaled $7 million (vs. $183 million)
•Cash used in investing activities totaled $24 million (vs. cash provided by investing activities of $51 million)
•Cash used in financing activities totaled $14 million (vs. $36 million)
•Capitalized expenditures totaled $24 million (vs. $17 million)

Free Cash Flow for the quarter was negative $30 million, versus Free Cash Flow of negative $200 million in the fourth quarter of 2020.

Full Year 2021 Financial Summary

For the full year 2021, Sabre total consolidated revenue totaled $1.7 billion, a 27% improvement versus $1.3 billion for the prior year. The increase in revenue was driven by an increase in global air, hotel and other travel bookings due to continued recovery from the COVID-19 pandemic.

Operating loss was $665 million, a significant improvement versus operating loss of $988 million in 2020. The improvement in operating results was driven by increased revenue due to the continued recovery from the COVID-19 pandemic, lower depreciation and amortization, a $79 million decline in severance costs, a $74 million decrease in the provision for expected credit losses, a $20 million decline in acquisition-related costs associated with the now-terminated acquisition of Farelogix and a favorable comparison to a $14 million charge recorded in the prior year related to the closure of certain office locations. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends, an increase in legal costs due to ongoing litigation, a $51 million increase in recognized stock-based compensation expense primarily due to previously granted performance-based units and increased labor and professional service expenses.

Net loss attributable to common stockholders totaled $950 million, an improvement versus net loss of $1.3 billion in 2020. Diluted net loss attributable to common stockholders per share totaled $2.96, versus diluted net loss attributable to common stockholders per share of $4.45 in 2020. The improvement in net income attributable to common stockholders was driven by the items impacting operating loss described above, as well as a favorable comparison to a $46 million charge recorded in the prior year in connection with the termination of the Farelogix acquisition agreement, a $17 million reduction in pension-related expense, a $15 million gain on sale of investment and a decrease in the loss on extinguishment of debt of $9 million. These impacts were partially offset by increased interest expense, a $10 million gain resulting from the sale of our headquarters buildings in the fourth quarter of 2020 and a smaller tax benefit than the prior year.

Adjusted EBITDA was negative $261 million, an improvement versus Adjusted EBITDA of negative $448 million in 2020. The improvement in Adjusted EBITDA was driven by increased revenue due to the continued recovery from the COVID-19 pandemic and a decrease in the provision for expected credit losses. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends and increased labor and professional service expenses.

Adjusted Operating Loss totaled $459 million, versus Adjusted Operating Loss of $745 million in 2020. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and lower depreciation and amortization.

For the full year 2021, Sabre reported Adjusted EPS of ($2.21), versus $(3.20) per share in 2020.

With regards to Sabre's full year 2021 cash flows (versus prior year):
•Cash used in operating activities totaled $415 million (vs. $770 million)
•Cash used in investing activities totaled $29 million (vs. $1 million)
•Cash used in financing activities totaled $51 million (vs. cash provided by financing activities of $1.8 billion)
•Capitalized expenditures totaled $54 million (vs. $65 million)

Free Cash Flow for the full year was negative $469 million, versus Free Cash Flow of negative $836 million in 2020.

Financial Results

	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except for EPS; unaudited):	2021	2020	% Change (B/W)	2021	2020	% Change (B/W)
Total Company:

Revenue	$500,637	$313,714	60	$1,688,875	$1,334,100	27
Operating Loss	$(125,876)	$(219,509)	43	$(665,487)	$(988,039)	33
Net loss attributable to common stockholders(2)	$(192,042)	$(325,084)	41	$(950,071)	$(1,289,998)	26
Diluted net loss income attributable to common stockholders per share (EPS)(2)	$(0.60)	$(1.02)	41	$(2.96)	$(4.45)	33
Adjusted EBITDA(1)	$(26,390)	$(100,541)	74	$(261,276)	$(447,529)	42
Adjusted EBITDA Margin(1)	(5.3)%	(32.0)%		(15.5)%	(33.5)%
Adjusted Operating Loss(1)	$(68,419)	$(168,902)	59	$(459,317)	$(745,274)	38
Adjusted Net Loss(1),(2)	$(151,672)	$(252,846)	40	$(709,390)	$(926,774)	23
Adjusted EPS(1),(2)	$(0.47)	$(0.80)	41	$(2.21)	$(3.20)	31
Cash used in operating activities	$(6,502)	$(183,176)	96	$(414,654)	$(770,245)	46
Cash (used in) provided by investing activities	$(23,893)	$51,343	(147)	$(29,428)	$(1,291)	(2179)
Cash (used in) provided by financing activities	$(13,545)	$(36,063)	62	$(50,558)	$1,837,741	(103)
Capitalized expenditures	$23,893	$17,161	(39)	$54,302	$65,420	(17)
Free Cash Flow(1)	$(30,395)	$(200,337)	85	$(468,956)	$(835,665)	44
Net Debt (total debt, less cash and cash equivalents)				$3,828,434	$3,307,840
Net Debt / LTM Adjusted EBITDA(1)				NM	NM

Travel Solutions:

Revenue	$450,926	$275,826	63	$1,503,539	$1,176,694	28
Operating Loss	$(10,417)	$(113,655)	91	$(222,415)	$(520,594)	57
Adjusted Operating Loss(1)	$(10,286)	$(114,538)	91	$(222,679)	$(523,122)	57
Distribution Revenue	$286,030	$130,932	118	$901,478	$582,115	55
Total Bookings	57,724	26,313	119	207,013	124,684	66
Air Bookings	50,504	22,892	121	183,629	103,331	78
Lodging, Ground and Sea Bookings	7,220	3,421	111	23,384	21,353	10
IT Solutions Revenue	$164,896	$144,894	14	$602,061	$594,579	1
Passengers Boarded	129,423	78,570	65	423,838	322,714	31

Hospitality Solutions:

Revenue	$54,483	$41,465	31	$202,628	$174,628	16
Operating Loss	$(8,830)	$(15,440)	43	$(39,806)	$(63,915)	38
Adjusted Operating Loss(1)	$(8,830)	$(15,440)	43	$(39,806)	$(63,915)	38
Central Reservation System Transactions	23,468	15,665	50	91,802	67,046	37
(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below
(2)In January 2021, a new accounting standard was retroactively adopted which resulted in recast interest expense, income taxes and net loss for the three months and year ended December 31, 2020.

Travel Solutions

Fourth quarter 2021 results (versus prior year):
•Revenue totaled $451 million, a 63% improvement versus $276 million in the fourth quarter of 2020 driven by an increase in global air and other travel bookings due to continued recovery from the COVID-19 pandemic.
•Operating loss totaled $10 million, an improvement versus operating loss of $114 million in the fourth quarter of 2020. The improvement in operating results was driven by increased revenue, lower depreciation and amortization and a decrease in the provision for expected credit losses. These impacts were partially offset by increased incentive expenses and technology hosting expenses due to volume recovery trends and increased labor and professional services expenses.
•Distribution revenue totaled $286 million, a 118% improvement versus revenue of $131 million in the fourth quarter of 2020 due to the continued recovery in bookings.
◦Global bookings, net of cancellations, totaled 58 million, representing a recovery to 45% of 2019 levels.
◦Net air bookings were at 44%, 51% and 39% of 2019 levels in October, November and December, respectively.
◦Average booking fee totaled $4.96, a sequential improvement versus $3.90, $3.84 and $4.59 in the first, second and third quarters of 2021, respectively, due to improvement in bookings mix.
•IT Solutions revenue totaled $165 million, a 14% improvement versus revenue of $145 million in the fourth quarter of 2020. Reservations revenue increased due to ongoing recovery in passengers boarded and new implementations, partially offset by a dilution in rate due to revenue that does not fluctuate with volumes. Commercial and Operations revenue decreased primarily due to license fee revenue from new implementations recognized upon delivery to the customers in the prior year and certain product divestitures.
◦Airline passengers boarded totaled 129 million, representing a recovery to 69% of 2019 levels.

Full year 2021 results (versus prior year):
•Revenue totaled $1.5 billion, an improvement of 28% versus $1.2 billion in 2020, driven by an increase in global air and other travel bookings due to continued recovery from the COVID-19 pandemic.
•Operating loss totaled $222 million, an improvement versus operating income of $521 million in 2020. The improvement in operating results was driven by increased revenue, lower depreciation and amortization and a decrease in the provision for expected credit losses. These impacts were partially offset by increased incentive expenses and technology hosting expenses due to volume recovery trends and increased labor and professional services expenses.
•Distribution revenue totaled $901 million, an improvement of 55% versus $582 million in 2020. Global bookings, net of cancellations, totaled 207 million, representing a recovery to 37% of 2019 levels.
•IT Solutions revenue totaled $602 million, an improvement of 1% versus $595 million in 2020. Airline passengers boarded totaled 424 million, representing a recovery to 57% of 2019 levels.

Hospitality Solutions

Fourth quarter 2021 results (versus prior year):
•Hospitality Solutions revenue totaled $54 million, an improvement of 31% versus revenue of $41 million in 2020. The increase in revenue was driven by an increase in central reservation system transactions due to the continued recovery from the COVID-19 pandemic and increased Digital Experience revenue. These impacts were partially offset by dilution in rate from the prior year due to revenue that does not fluctuate with volumes.
◦Central reservation system transactions totaled 23 million, representing a recovery to 90% of 2019 levels.
•Operating loss was $9 million, an improvement versus operating loss of $15 million in the fourth quarter of 2020. The increase in operating results was primarily driven by increased revenue and lower depreciation and amortization, partially offset by increased transaction-related costs due to volume recovery trends and higher labor and professional services expenses.

Full year 2021 results (versus prior year):
•Hospitality Solutions revenue increased to $203 million, an improvement of 16% versus revenue of $175 million in 2020. The increase in revenue was driven by an increase in central reservation system transactions due to the continued recovery from the COVID-19 pandemic and increased Digital Experience revenue. These impacts were partially offset by dilution in rate from the prior year due to revenue that does not fluctuate with volumes.
◦Central reservation system transactions totaled 92 million, representing a recovery to 85% of 2019 levels.
•Operating loss was $40 million, an improvement versus operating loss of $64 million in 2020. The increase in operating results was primarily driven by increased revenue and lower depreciation and amortization, partially offset by increased transaction-related costs due to volume recovery trends and higher labor and professional services expenses.

Business and Financial Outlook

With respect to the 2022 financial outlook below:
•Full-year Adjusted EBITDA guidance consists of (1) full-year expected net income attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $3 million; net income attributable to noncontrolling interests of approximately $2 million; preferred stock dividends of approximately $20 million; acquisition-related amortization of approximately $50 million; stock-based compensation expense of approximately $100 million; other costs including litigation, acquisition-related costs, other foreign non-income tax matters and foreign exchange gains and losses of $40 million; and the tax impact of the above adjustments of approximately $1 million, less (2) the impact of depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $135 million; interest expense, net of approximately $245 million; and provision for income taxes less tax impact of net income adjustments of approximately $18 million.

Full-Year 2022 Financial Outlook

Sabre's full-year 2022 outlook is summarized as follows:

Outlook at Possible Sabre Bookings Recovery Scenarios (Excluding Investments)
Sabre Bookings Recovery[1] (% of 2019)	50%	60%	70%
Excluding AirCentre:[2]
Revenue	$2.2B to $2.5B	$2.5B to $2.8B	$2.8B to $3.1B
Adjusted EBITDA	> Flat	> $100M	> $250M
Including AirCentre:[3]
Revenue	$2.4B to $2.7B	$2.7B to $3.0B	$3.0B to $3.3B
Adjusted EBITDA	> $50M	> $150M	> $300M

2022 Incremental Investments4 to capture expected growth and margin opportunities:
•Technology Transformation (~$45M):
~$25M technology transformation spend
~$20M hosting bubble costs due to temporary inefficiencies from running workloads across multiple environments

•SG&A (~$40M):
~$10M business systems
~$15M cybersecurity and insurance
~$15M increased compensation to attract and retain talent

1 Assumes related incremental benefit from Lodging, Ground and Sea (LGS) bookings and passengers boarded.
2 Excludes AirCentre expected results after expected sale in Q1 2022.
3 Includes expected AirCentre results for reference only; the sale of AirCentre is expected to close in Q1 2022.
4 Incremental investments represent operational investments and expenditures that will be expensed within our results of operations (and therefore impact Adjusted EBITDA) above what was expensed in 2021.

2025 Financial Targets

Sabre's 2025 financial targets are summarized as follows:

	2025 Financial Targets at possible Sabre bookings recovery scenarios [1]			Notes
Sabre Bookings Recovery (% of 2019)	> 80%	> 100%	>120%
Adjusted EBITDA	> $900M	> $1,100M	> $1,300M
Adjusted EBITDA Margin	> 23%	> 26%	> 28%	In line with guidance provided in 2020, before the pandemic
Adjusted Operating Income	> $800M	> $1,000M	> $1,200M	7pts - 13pts targeted Adjusted Operating Income margin expansion; D&A expected to decline significantly
Free Cash Flow	> $500M	> $700M	> $900M	Assumes ~$50M annual CapEx

1Assumes AirCentre divestiture in Q1 2022.

Conference Call

Sabre will conduct its fourth quarter and full-year 2021 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of its website, investors.sabre.com. A replay of the event will be available for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $120 billion of global travel expenditures annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, and on its Twitter account, @Sabre_Corp. The company intends to use the Investor Relations section of its website and its Twitter account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website and its Twitter account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website or its Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income from continuing operations ("Adjusted Net (Loss) Income"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net (Loss) Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” "trend," "recovery," "outlook," "target," "milestone," “future,” “believe,” “plan,” "guidance," “anticipate,” “will,” "forecast," "continue," "strategy," "estimate," "project," “may,” “should,” “would,” “intend," “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, our ability to recruit, train and retain employees, including our key executive officers and technical employees, competition in the travel distribution market and solutions markets, exposure to pricing pressure in the Travel Solutions business, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, failure to adapt to technological advancements, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, changes affecting travel supplier customers, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of any litigation and regulatory reviews and investigations, failure to comply with regulations, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the execution, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies, risks arising from global operations, risks related to our significant amount of indebtedness and tax-related matters. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2021 and our Annual Report on Form 10-K filed with the SEC on February 26, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Kristin Hays	Kevin Crissey
kristin.hays@sabre.com	kevin.crissey@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$500,637	$313,714	$1,688,875	$1,334,100
Cost of revenue, excluding technology costs	193,440	120,942	691,451	579,010
Technology costs	269,842	272,886	1,052,833	1,156,723
Selling, general and administrative	163,231	139,395	610,078	586,406
Operating loss	(125,876)	(219,509)	(665,487)	(988,039)
Other income (expense):
Interest expense, net	(63,984)	(68,036)	(257,818)	(225,785)
Loss on extinguishment of debt	—	(11,293)	(13,070)	(21,626)
Equity method income (loss)	131	(883)	(264)	(2,528)
Other, net	(4,187)	5,054	(1,748)	(66,961)
Total other expense, net	(68,040)	(75,158)	(272,900)	(316,900)
Loss from continuing operations before income taxes	(193,916)	(294,667)	(938,387)	(1,304,939)
(Benefit) Provision for income taxes	(10,099)	30,745	(14,612)	(21,012)
Loss from continuing operations	(183,817)	(325,412)	(923,775)	(1,283,927)
(Loss) Income from discontinued operations, net of tax	(2,374)	6,119	(2,532)	2,788
Net loss	(186,191)	(319,293)	(926,307)	(1,281,139)
Net income attributable to noncontrolling interests	505	363	2,162	1,200
Net loss attributable to Sabre Corporation	(186,696)	(319,656)	(928,469)	(1,282,339)
Preferred stock dividends	5,346	5,428	21,602	7,659
Net loss attributable to common stockholders	$(192,042)	$(325,084)	$(950,071)	$(1,289,998)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.59)	$(1.04)	$(2.95)	$(4.46)
(Loss) income from discontinued operations	$(0.01)	$0.02	$(0.01)	$0.01
Net loss per common share	$(0.60)	$(1.02)	$(2.96)	$(4.45)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.59)	$(1.04)	$(2.95)	$(4.46)
(Loss) income from discontinued operations	$(0.01)	0.02	$(0.01)	$0.01
Net loss per common share	$(0.60)	$(1.02)	$(2.96)	$(4.45)
Weighted-average common shares outstanding:
Basic	323,469	317,271	320,922	289,855
Diluted	323,469	317,271	320,922	289,855

Dividends per common share	$—	$—	$—	$0.14

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$978,352	$1,499,665
Restricted cash	21,039	—
Accounts receivable, net	259,934	255,468
Prepaid expenses and other current assets	121,591	132,972
Current assets held for sale	21,358	—
Total current assets	1,402,274	1,888,105
Property and equipment, net of accumulated depreciation	249,812	363,491
Equity method investments	22,671	24,265
Goodwill	2,470,206	2,636,546
Acquired customer relationships, net of accumulated amortization	257,362	289,150
Other intangible assets, net of accumulated amortization	183,321	222,216
Deferred income taxes	27,056	24,181
Other assets, net	475,424	629,768
Long-term assets held for sale	203,204	—
Total assets	$5,291,330	$6,077,722

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$122,934	$115,229
Accrued compensation and related benefits	135,974	86,830
Accrued subscriber incentives	137,448	100,963
Deferred revenues	81,061	99,470
Other accrued liabilities	188,706	193,383
Current portion of debt	29,290	26,068
Current liabilities held for sale	21,092	—
Total current liabilities	716,505	621,943
Deferred income taxes	38,344	72,196
Other noncurrent liabilities	297,037	380,621
Long-term debt	4,723,685	4,717,808
Long-term liabilities held for sale	15,476	—
Stockholders’ equity
Preferred stock; $0.01 par value, 225,000 authorized, 3,290 and 3,340 shares issued and outstanding as of December 31, 2021 and 2020, respectively; aggregate liquidation value of $329,000 and $334,000 as of December 31, 2021 and 2020, respectively	33	33
Common stock: $0.01 par value; 1,000,000 authorized shares; 346,430 and 338,662 shares issued, 323,501 and 317,297 shares outstanding at December 31, 2021 and 2020, respectively	3,464	3,387
Additional paid-in capital	3,115,719	2,985,077
Treasury stock, at cost, 22,930 and 21,365 shares at December 31, 2021 and 2020, respectively	(498,141)	(474,790)
Accumulated deficit	(3,049,695)	(2,099,624)
Accumulated other comprehensive loss	(80,287)	(135,957)
Noncontrolling interest	9,190	7,028
Total stockholders’ (deficit) equity	(499,717)	285,154
Total liabilities and stockholders’ (deficit) equity	$5,291,330	$6,077,722

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Operating Activities
Net loss	$(926,307)	$(1,281,139)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	262,185	363,743
Stock-based compensation expense	120,892	69,946
Amortization of upfront incentive consideration	57,570	74,677
Deferred income taxes	(27,515)	(27,333)
Gain on sale of investment	(14,532)	—
Loss on extinguishment of debt	13,070	21,626
Amortization of debt discount and issuance costs	11,984	9,633
Provision for expected credit losses	(7,788)	65,710
Pension settlement charge	7,529	18,071
Loss (income) from discontinued operations	2,532	(2,788)
Debt modification costs	2,435	—
Acquisition termination fee	—	24,811
Impairment and related charges	—	8,684
Facilities-related charges	—	5,816
Other	4,701	7,981
Changes in operating assets and liabilities:
Accounts and other receivables	(17,881)	204,970
Prepaid expenses and other current assets	5,837	(1,908)
Capitalized implementation costs	(19,027)	(17,301)
Upfront incentive consideration	(5,980)	(27,445)
Other assets	(1,838)	16,012
Accrued compensation and related benefits	51,652	(15,317)
Accounts payable and other accrued liabilities	70,346	(304,051)
Deferred revenue including upfront solution fees	(4,519)	15,357
Cash used in operating activities	(414,654)	(770,245)
Investing Activities
Additions to property and equipment	(54,302)	(65,420)
Proceeds from disposition of investments and assets	24,874	68,504
Other investing activities	—	(4,375)
Cash used in investing activities	(29,428)	(1,291)
Financing Activities
Proceeds of borrowings from lenders	1,070,380	2,982,000
Payments on borrowings from lenders	(1,061,050)	(1,533,597)
Net payment on the settlement of equity-based awards	(22,682)	(5,996)
Dividends paid on preferred stock	(21,629)	(5,850)
Debt prepayment fees and issuance costs	(12,194)	(77,878)
Payment for settlement of exchangeable notes	(2,540)	—
Proceeds from issuance of preferred stock, net	—	322,885
Proceeds from issuance of common stock, net	—	275,003
Payments on Tax Receivable Agreement	—	(71,958)
Cash dividends paid to common shareholders	—	(38,544)
Other financing activities	(843)	(8,324)
Cash provided by (used in) provided by financing activities	(50,558)	1,837,741
Cash Flows from Discontinued Operations
Cash used in operating activities	(3,498)	(2,932)
Cash used in discontinued operations	(3,498)	(2,932)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,136)	216
(Decrease) increase in cash, cash equivalents and restricted cash	(500,274)	1,063,489
Cash, cash equivalents and restricted cash at beginning of period	1,499,665	436,176
Cash, cash equivalents and restricted cash at end of period	$999,391	$1,499,665
Cash payments for income taxes	$14,659	$24,505
Cash payments for interest	$246,933	$186,235
Capitalized interest	$1,599	$2,508
Non-cash additions to property and equipment	$2,678	$—

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income from continuing operations ("Adjusted Net (Loss) Income"), Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures. As a result of our business realignment in the third quarter of 2020, we have separated our technology costs from cost of revenue and moved certain expenses previously classified as cost of revenue to selling, general and administrative to provide increased visibility to our technology costs for analytical and decision-making purposes and to align costs with the current leadership and operational organizational structure.

We define Adjusted Operating (Loss) Income as Operating (loss) income adjusted for equity method (loss) income, impairment and related charges, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net (Loss) Income as net (loss) income attributable to common stockholders adjusted for loss (income) from discontinued operations, net of tax, net income attributable to noncontrolling interests, preferred stock dividends, impairment and related charges, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as (Loss) Income from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining (benefit) provision for income taxes. We have revised our calculation of Adjusted EBITDA to no longer exclude the amortization of upfront incentive consideration in all periods presented.

We define Adjusted EPS as Adjusted Net (Loss) income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash (used in) provided by operating activities less cash used in additions to property and equipment.

We define Adjusted Net (Loss) Income from continuing operations per share as Adjusted Net (Loss) Income divided by diluted weighted-average common shares outstanding.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating loss to Adjusted Operating Loss, and loss from continuing operations to Adjusted EBITDA and Last Twelve Months' (LTM) Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(192,042)	$(325,084)	$(950,071)	$(1,289,998)
Loss (Income) from discontinued operations, net of tax	2,374	(6,119)	2,532	(2,788)
Net income attributable to non-controlling interests(1)	505	363	2,162	1,200
Preferred stock dividends	5,346	5,428	21,602	7,659
Loss from continuing operations	$(183,817)	$(325,412)	$(923,775)	$(1,283,927)
Adjustments:
Impairment and related charges(2)	—	8,684	—	8,684
Acquisition-related amortization(3a)	15,848	16,223	64,144	65,998
Restructuring and other costs(5)	(1,886)	11,568	(7,608)	85,797
Loss on extinguishment of debt	—	11,293	13,070	21,626
Other, net(4)	4,187	(5,054)	1,748	66,961
Acquisition-related costs(6)	3,445	(6,004)	6,744	16,787
Litigation costs, net(7)	5,149	(4,022)	22,262	(1,919)
Stock-based compensation	34,770	25,041	120,892	69,946
Tax impact of adjustments(8)	(29,368)	14,837	(6,867)	23,273
Adjusted Net Loss from continuing operations	$(151,672)	$(252,846)	$(709,390)	$(926,774)
Adjusted Net Loss from continuing operations per share	$(0.47)	$(0.80)	$(2.21)	$(3.20)
Diluted weighted-average common shares outstanding	323,469	317,271	320,922	289,855

Operating loss	$(125,876)	$(219,509)	$(665,487)	$(988,039)
Add back:
Equity method income (loss)	131	(883)	(264)	(2,528)
Impairment and related charges(2)	—	8,684	—	8,684
Acquisition-related amortization(3a)	15,848	16,223	64,144	65,998
Restructuring and other costs(5)	(1,886)	11,568	(7,608)	85,797
Acquisition-related costs(6)	3,445	(6,004)	6,744	16,787
Litigation costs, net(7)	5,149	(4,022)	22,262	(1,919)
Stock-based compensation	34,770	25,041	120,892	69,946
Adjusted Operating Loss	$(68,419)	$(168,902)	$(459,317)	$(745,274)

Loss from continuing operations	$(183,817)	$(325,412)	$(923,775)	$(1,283,927)
Adjustments:
Depreciation and amortization of property and equipment(3b)	32,785	59,377	163,291	260,651
Amortization of capitalized implementation costs(3c)	9,244	8,984	34,750	37,094
Acquisition-related amortization(3a)	15,848	16,223	64,144	65,998
Impairment and related charges(2)	—	8,684	—	8,684
Restructuring and other costs(5)	(1,886)	11,568	(7,608)	85,797
Interest expense, net	63,984	68,036	257,818	225,785
Other, net(4)	4,187	(5,054)	1,748	66,961
Loss on extinguishment of debt	—	11,293	13,070	21,626
Acquisition-related costs(6)	3,445	(6,004)	6,744	16,787
Litigation costs, net(7)	5,149	(4,022)	22,262	(1,919)
Stock-based compensation	34,770	25,041	120,892	69,946
(Benefit) provision for income taxes	(10,099)	30,745	(14,612)	(21,012)
Adjusted EBITDA	$(26,390)	$(100,541)	$(261,276)	$(447,529)

Adjusted EBITDA margin	(5.3)%	(32.0)%	(15.5)%	(33.5)%

Net Debt (total debt, less cash)			$3,828,434	$3,307,840
Net Debt / LTM Adjusted EBITDA			NM	NM

Reconciliation of Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash used in operating activities	$(6,502)	$(183,176)	$(414,654)	$(770,245)
Cash (used in) provided by investing activities	(23,893)	51,343	(29,428)	(1,291)
Cash (used in) provided by financing activities	(13,545)	(36,063)	(50,558)	1,837,741

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash used in operating activities	$(6,502)	$(183,176)	$(414,654)	$(770,245)
Additions to property and equipment	(23,893)	(17,161)	(54,302)	(65,420)
Free Cash Flow	$(30,395)	$(200,337)	$(468,956)	$(835,665)

Reconciliation of Adjusted Operating Loss to Operating loss in our statement of operations and Adjusted EBITDA to Loss from continuing operations in our statement of operations by business segment:

	Three Months Ended December 31, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(10,286)	$(8,830)	$(49,303)	$(68,419)
Less:
Equity method income	131	—	—	131
Acquisition-related amortization(3a)	—	—	15,848	15,848
Restructuring and other costs(5)	—	—	(1,886)	(1,886)
Acquisition-related costs(6)	—	—	3,445	3,445
Litigation costs, net(7)	—	—	5,149	5,149
Stock-based compensation	—	—	34,770	34,770
Operating loss	$(10,417)	$(8,830)	$(106,629)	$(125,876)

Adjusted EBITDA	$25,554	$(2,881)	$(49,063)	$(26,390)
Less:
Depreciation and amortization of property and equipment(3b)	27,765	4,780	240	32,785
Amortization of capitalized implementation costs(3c)	8,075	1,169	—	9,244
Acquisition-related amortization(3a)	—	—	15,848	15,848
Restructuring and other costs(5)	—	—	(1,886)	(1,886)
Acquisition-related costs(6)	—	—	3,445	3,445
Litigation costs, net(7)	—	—	5,149	5,149
Stock-based compensation	—	—	34,770	34,770
Equity method income	131	—	—	131
Operating loss	$(10,417)	$(8,830)	$(106,629)	$(125,876)
Interest expense, net				(63,984)
Other, net(4)				(4,187)
Equity method income				131
Benefit for income taxes				10,099
Loss from continuing operations				$(183,817)

Operating income margin	NM	NM	NM	NM

	Three Months Ended December 31, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(114,538)	$(15,440)	$(38,924)	$(168,902)
Less:
Equity method loss	(883)	—	—	(883)
Impairment and related charges(2)	—	—	8,684	8,684
Acquisition-related amortization(3a)	—	—	16,223	16,223
Restructuring and other costs(5)	—	—	11,568	11,568
Acquisition-related costs(6)	—	—	(6,004)	(6,004)
Litigation costs, net(7)	—	—	(4,022)	(4,022)
Stock-based compensation	—	—	25,041	25,041
Operating loss	$(113,655)	$(15,440)	$(90,414)	$(219,509)

Adjusted EBITDA	$(56,082)	$(5,998)	$(38,461)	$(100,541)
Less:
Depreciation and amortization of property and equipment(3b)	50,517	8,397	463	59,377
Amortization of capitalized implementation costs(3c)	7,939	1,045	—	8,984
Acquisition-related amortization(3a)	—	—	16,223	16,223
Impairment and related charges(2)	—	—	8,684	8,684
Restructuring and other costs(5)	—	—	11,568	11,568
Acquisition-related costs(6)	—	—	(6,004)	(6,004)
Litigation costs, net(7)	—	—	(4,022)	(4,022)
Stock-based compensation	—	—	25,041	25,041
Equity method loss	(883)	—	—	(883)
Operating loss	$(113,655)	$(15,440)	$(90,414)	$(219,509)
Interest expense, net				(68,036)
Other, net(4)				5,054
Loss on extinguishment of debt				(11,293)
Equity method loss				(883)
Provision for income taxes				(30,745)
Loss from continuing operations				$(325,412)

Operating income margin	NM	NM	NM	NM

	Year Ended December 31, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(222,679)	$(39,806)	$(196,832)	$(459,317)
Less:
Equity method loss	(264)	—	—	(264)
Acquisition-related amortization(3a)	—	—	64,144	64,144
Restructuring and other costs(5)	—	—	(7,608)	(7,608)
Acquisition-related costs(6)	—	—	6,744	6,744
Litigation costs, net(7)	—	—	22,262	22,262
Stock-based compensation	—	—	120,892	120,892
Operating loss	$(222,415)	$(39,806)	$(403,266)	$(665,487)

Adjusted EBITDA	$(52,006)	$(13,452)	$(195,818)	$(261,276)
Less:
Depreciation and amortization of property and equipment(3b)	140,231	22,046	1,014	163,291
Amortization of capitalized implementation costs(3c)	30,442	4,308	—	34,750
Acquisition-related amortization(3a)	—	—	64,144	64,144
Restructuring and other costs(5)	—	—	(7,608)	(7,608)
Acquisition-related costs(6)	—	—	6,744	6,744
Litigation costs, net(7)	—	—	22,262	22,262
Stock-based compensation	—	—	120,892	120,892
Equity method loss	(264)	—	—	(264)
Operating loss	$(222,415)	$(39,806)	$(403,266)	$(665,487)
Interest expense, net				(257,818)
Other, net(4)				(1,748)
Loss on extinguishment of debt				(13,070)
Equity method loss				(264)
Benefit for income taxes				14,612
Loss from continuing operations				$(923,775)

Operating income margin	NM	NM	NM	NM

	Year Ended December 31, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(523,122)	$(63,915)	$(158,237)	$(745,274)
Less:
Equity method loss	(2,528)	—	—	(2,528)
Impairment and related charges(2)	—	—	8,684	8,684
Acquisition-related amortization(3a)	—	—	65,998	65,998
Restructuring and other costs(5)	—	—	85,797	85,797
Acquisition-related costs(6)	—	—	16,787	16,787
Litigation costs, net(7)	—	—	(1,919)	(1,919)
Stock-based compensation	—	—	69,946	69,946
Operating loss	$(520,594)	$(63,915)	$(403,530)	$(988,039)

Adjusted EBITDA	$(272,582)	$(21,126)	$(153,821)	$(447,529)
Less:
Depreciation and amortization of property and equipment(3b)	217,808	38,427	4,416	260,651
Amortization of capitalized implementation costs(3c)	32,732	4,362	—	37,094
Acquisition-related amortization(3a)	—	—	65,998	65,998
Impairment and related charges(2)	—	—	8,684	8,684
Restructuring and other costs(5)	—	—	85,797	85,797
Acquisition-related costs(6)	—	—	16,787	16,787
Litigation costs, net(7)	—	—	(1,919)	(1,919)
Stock-based compensation	—	—	69,946	69,946
Equity method loss	(2,528)	—	—	(2,528)
Operating loss	$(520,594)	$(63,915)	$(403,530)	$(988,039)
Interest expense, net				(225,785)
Other, net(4)				(66,961)
Loss on extinguishment of debt				(21,626)
Equity method loss				(2,528)
Benefit for income taxes				21,012
Loss from continuing operations				$(1,283,927)

Operating income margin	NM	NM	NM	NM

Non-GAAP Footnotes

(1) Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interests held in (i) Sabre Travel Network Middle East of 40% (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40% (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2) Impairment and related charges consists of $5 million associated with software developed for internal use and $4 million associated with capitalized implementation costs related to a specific customer based on our analysis of the recoverability of such amounts.

(3) Depreciation and amortization expenses:
a.Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
b. Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
c. Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(4) Other, net includes a $15 million gain on sale of equity securities during the first quarter of 2021, an $8 million pension settlement charge recorded in 2021, debt modification costs for financing fees of $2 million recorded in the third quarter of 2021, a $46 million charge related to termination payments incurred in 2020 in connection with the now-terminated acquisition of Farelogix Inc. ("Farelogix") and an $18 million pension settlement charge recorded in 2020, partially offset by a $10 million gain on sale of our headquarters building in the fourth quarter of 2020. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency

(5) Restructuring and other costs represents charges, and adjustments to those charges, associated with business restructuring and associated changes, as well as other measures to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business, facilities and cost structure.

(6) Acquisition-related costs represent fees and expenses incurred associated with the now-terminated agreement to acquire Farelogix, as well as costs related to the acquisition of Radixx in 2019 and other acquisition and disposition related activities.

(7) Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters. In 2020, we reversed the previously accrued non-income tax expense of $4 million due to success in our claims. In 2019, we recorded the reversal of our previously accrued loss related to the US Airways legal matter for $32 million.

(8) The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, the impact of the adjustments on valuation allowance assessments, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.